UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

(952) 888-8801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After more than 11 years of service to The Toro Company (“TTC”), Renee J. Peterson, Vice President, Chief Financial Officer, notified TTC on February 13, 2023, of her decision to retire in July 2023. Also on February 13, 2023, the Board of Directors of TTC promoted Angela C. Drake, age 50, to Vice President, Chief Financial Officer, effective as of March 10, 2023, to succeed Ms. Peterson and serve as TTC’s principal financial officer and principal accounting officer. As part of the succession plan and to ensure an orderly transition of Ms. Drake into her new role as Vice President, Chief Financial Officer, Ms. Peterson will serve as Vice President, Finance beginning on March 10, 2023 through her July retirement date.

Ms. Drake currently serves as Vice President, Finance of TTC, a position she has held since July 2022. From April 2020 to June 2022, she served as Vice President, Construction of TTC, where she had responsibility for the Ditch Witch, American Augers, Trencor, Hammerhead Trenchless, Subsite Electronics, and Radius HDD businesses and brands as well as Ditch Witch corporate-owned dealers. Ms. Drake joined TTC as Senior Managing Director, Integration when The Charles Machine Works, Inc. (“CMW”), an underground and specialty construction company, was acquired by TTC in April 2019 and served in this position through March 2020. Prior to joining TTC, Ms. Drake served as Chief Financial Officer for CMW from February 2011 through March 2019. Ms. Drake earned a Bachelor of Science in accounting from the University of Central Oklahoma and is a Certified Public Accountant. She is a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. She serves on the board of directors of the First Bank & Trust Company and State Chamber of Oklahoma.

Pursuant to the terms of an offer letter dated February 13, 2023, effective as of March 10, 2023, Ms. Drake will receive a new annual base salary of $565,000, a new target annual cash incentive award opportunity of 65% of fiscal year base salary earnings, and a restricted stock unit award with a value of $850,000 with the number of restricted stock units to be based on the value divided by the closing stock price on March 10, 2023. The restricted stock units will be granted under The Toro Company 2022 Equity and Incentive Plan, which award will vest in three equal installments on the first, second and third anniversaries of the date of grant.

There is no family relationship between Ms. Drake and any of the directors or other executive officers of TTC and no transaction since the beginning of TTC’s last fiscal year, or any currently proposed transaction, which TTC was or is to be a participant and in which Ms. Drake or any related person had or will have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of SEC Regulation S-K, other than the employment relationship between Ms. Drake and TTC.

The foregoing description of Ms. Drake’s offer letter is a summary of the material terms of such letter, does not purport to be complete and is qualified in its entirety by reference to the complete text of the offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.          Regulation FD Disclosure.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by TTC in connection with the announcement of the retirement of Ms. Peterson and the election of Ms. Drake as Vice President, Chief Financial Officer of TTC effective March 10, 2023.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by TTC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Offer letter dated February 13, 2023 between The Toro Company and Angela C. Drake (filed herewith).
99.1	Press release dated February 14, 2023 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: February 14, 2023	By:	/s/ Amy E. Dahl
Amy E. Dahl
Vice President, General Counsel & Corporate Secretary